                                  POWER-ONE, INC.

                                 6,500,000 SHARES*
                                    COMMON STOCK

                                 ($0.001 PAR VALUE)


                               UNDERWRITING AGREEMENT


                                                            September ___, 1999
STEPHENS INC., BANCBOSTON ROBERTSON STEPHENS INC.
  AND THOMAS WEISEL PARTNERS LLC
  As Representatives of the several
  Underwriters named in Schedule II hereto.
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201

Gentlemen:

     Power-One, Inc., a Delaware corporation (the "Company"), and the individuals whose names appear on Schedule I hereto, designated as selling stockholders (collectively, the "Selling Stockholders"), severally and not jointly, confirm their agreement with the several underwriters (the "Underwriters") for whom you are acting as representatives (the
"Representatives") as follows:

          The Company proposes to issue and sell 4,000,000 shares of its authorized and unissued shares of common stock, par value $0.001 per share, to the several Underwriters (the "Company Shares"), and the Selling Stockholders, acting severally and not jointly, propose to sell an aggregate of 2,500,000 shares of the authorized and outstanding shares of the Company's common stock, par value $0.001 per share, to the several Underwriters (the "Selling Stockholders Shares"). The Company Shares and the Selling Stockholders Shares are hereinafter collectively referred to as the "Underwritten Shares." The Company and the Selling Stockholders are sometimes referred to collectively herein as "Sellers." The respective amounts of Underwritten Shares to be initially sold by each of the Sellers is set forth on Schedule I attached hereto. The Company's common stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     For the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, the Company shall grant to the Underwriters the option (the "Option") described in Section 2 hereof to purchase all or any part of an additional 975,000 shares of the Company's common stock (the "Option Shares"). The Underwritten Shares and the Option Shares purchased pursuant to this Underwriting Agreement (this "Agreement") are herein called the "Shares" and the proposed offering of the Shares by the Underwriters is hereinafter referred to as the "Public Offering."

     The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and published rules and regulations adopted

-----------------------
*Plus up to 975,000 additional shares of common stock to cover over-allotments.

by the Commission under the Act (the "Rules"), a registration statement on Form S-3 ("Form S-3") (File No. 333-84285), including a Preliminary Prospectus, relating to the Shares, and such amendments to such registration statement as may have been filed with the Commission to the date of this Agreement. The Company will also file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, and/or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). The Company has furnished to the Representatives copies of such registration statement, each amendment to it filed by the Company with the Commission, and each Preliminary Prospectus filed by the Company with the Commission. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Preliminary Prospectus" means any Preliminary Prospectus (as referred to in Rule 430 or Rule 430A of the Rules) included at any time as a part of the registration statement and the term "Prospectus" means the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date hereof.

     Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein on or before the Effective Date or the date of such Preliminary Prospectus or the Prospectus, as the case may be (the "Incorporated Documents"), and shall be deemed to refer to and include any documents incorporated by reference therein filed after the date of such Registration Statement, any Preliminary Prospectus or the Prospectus.

     As the Representatives, you have advised the Company that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the Underwriters are willing, acting severally and not jointly, to purchase the amounts of the Underwritten Shares set forth opposite their respective names in Schedule II hereto, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment Option in whole or in part for the accounts of the several Underwriters.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company, the Selling Stockholders and the Underwriters hereby agree as follows:

     1.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          (a) The Company represents and warrants to, and agrees with, each Underwriter as follows:

               (i) The Company has been duly organized, is in compliance with its Certificate of Incorporation, and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus. Each significant subsidiary (as defined by the Act) of the Company (each a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own or lease its properties, and conduct its business. The Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business or the ownership or lease of their properties requires such qualifications except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company owns all of the outstanding capital stock of its Subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (except for (A) shares owned by others and held in trust for the Company in accordance with the laws of the country of incorporation and (B) a pledge of 65% of the issued and outstanding capital stock of each of Power Electronics, Inc., Poder Uno de Mexico, S.A., de C.V. and Melcher Holding AG made by the Company in favor of Bank of America N.A., pursuant to that certain second Amended and Restated Credit Agreement among the Company, certain subsidiaries of the Company, certain lenders and Bank of America, N.A. as Administrative Agent and Union Bank of California, N.A. as Co-Agent).

               (ii) The outstanding shares of common stock of the Company, including the Selling Stockholders Shares, have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares are duly and validly authorized, and, if not now issued, when issued and paid for as contemplated herein, will be fully paid and non-assessable. There are no preemptive or other similar rights to subscribe for or to purchase, or any restriction upon the voting or transfer of the Shares pursuant to the Company's Certificate of Incorporation, bylaws, or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of any class of the Company's capital stock. The Company Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

               (iii) The Shares conform in all material respects with the statements concerning them in the Prospectus. As of the Closing Date (as defined below) and any Option Closing Date (as defined below), if applicable, the Company will have the authorized capital stock set forth under the caption "Description of Capital Stock" in the Prospectus. No further corporate approval or authority on behalf of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

               (iv) Any Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form with the requirements of the Act and the Rules, including Form S-3. The Company meets the requirements of, and is entitled to use, Form S-3 for the Public Offering.

               (v) Neither the Commission nor any other agency, body, authority, court or arbitrator of competent jurisdiction has, by order or otherwise, prohibited or suspended the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares or, to the Company's knowledge, instituted proceedings for that purpose. The Registration Statement, the Prospectus and any amendments or supplements thereto at the time they became or become effective or were filed or are filed with the Commission contained or will contain all statements which are required to be stated therein by, and in all material respects conformed or will conform to the requirements of, the Act and the Rules. Neither the Registration Statement nor any any amendment thereto, and neither the Prospectus nor any supplement thereto, as of its date and while effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof as hereinafter set forth in
          Section 14.

               (vi) The documents which are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed (or, if any amendment with respect to such document was filed, when such amendment was filed) with the Commission complied in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are so filed with the Commission, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

               (vii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, present fairly the consolidated financial condition and the results of operations of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial information and the selected financial data included in the Prospectus present fairly in accordance with GAAP (other than the "EBITDA," "EBITDA margin" and "backlog" information) the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived.

               (viii) Except as is disclosed in the Prospectus, there is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective officers or any of their properties, assets or rights before any court or administrative or governmental agency or other body which reasonably would be expected to (A) result in any material adverse change in the financial condition, or in the earnings, business, affairs, properties, business prospects or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Change" or "Material Adverse Effect," as the case may be), whether or not arising in the ordinary course of business,
          (B) adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated, except as disclosed in the Prospectus and for which the Company maintains a reserve in an amount which it believes is adequate to cover potential liabilities, or (C) be required to be disclosed in the Registration Statement.

               (ix) The Company and each of its Subsidiaries are not in violation of any law, ordinance, governmental rule or regulation or court decree to which they may be subject which violation reasonably would be expected to have a Material Adverse Effect.

               (x) The Company and its Subsidiaries have (A) to the best of the Company's knowledge, good and marketable title to all of the real properties and (B) valid title to all other assets reflected in the consolidated financial statements hereinabove described or as described in the Prospectus as being owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those securing indebtedness described in such financial statements or as described in the Prospectus or which do not materially affect the present or proposed use of such properties or assets or would not cause a Material Adverse

          Effect. The Company and its Subsidiaries occupy their leased properties under valid, subsisting and binding leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company and its Subsidiaries. There exists no default by the Company, or to the Company's knowledge, of any other party, under the provisions of any lease, contract or other obligation to which the Company is a party which may result in a Material Adverse Change.

               (xi) The Company and its Subsidiaries have filed all federal, state and other tax returns and reports which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any of its Subsidiaries that might have a Material Adverse Effect. All material tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

               (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, and except as set forth in the Registration Statement, (A) there has not been any Material Adverse Change nor, to the knowledge of the Company, is any such change threatened, (B) there has not been any transaction entered into by the Company or its Subsidiaries that is material to the earnings, business, affairs, properties, business prospects or operations of the Company and its Subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, (C) other than changes in the amounts outstanding under the Company's and its Subsidiaries' revolving credit facilities, there has not been any material change in the capital stock, long term debt or material liabilities of the Company or its Subsidiaries, and (D) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor any Subsidiary has any contingent obligations or liabilities which are required to be but are not disclosed in the Registration Statement and the Prospectus.

               (xiii) The filing of the Registration Statement and related Prospectus and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company; this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity and federal and state securities laws. Neither the Company nor any of its Subsidiaries is in breach or violation of or default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which it is a party or by which it or any of its properties is bound and which breach, violation or default would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Company's or any Subsidiary's Certificate of Incorporation or bylaws or any law, decree, order, rule, writ, injunction or regulation applicable to the Company or any Subsidiary of a court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company and its Subsidiaries except for such breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

               (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and performance of its obligations hereunder (except such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws, and filing the Prospectus under Rule 424(b)) has been obtained or made and is in full force and effect.

               (xv) The Company and each Subsidiary hold all material licenses, authorizations, charters, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, except where the failure to hold any such licenses, authorizations, charters, certificates or permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any proceeding relating to the revocation or modification of any of such licenses, authorizations, charters, certificates or permits. The Company and its Subsidiaries own or otherwise possess rights to the patents, patent rights, licenses, inventions, copyrights, trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them as described in the Prospectus, and neither the Company nor any of its Subsidiaries has infringed or received any notice of infringements of or conflict with asserted rights of others with respect to any of the foregoing, except where such infringement or conflict would not reasonably be expected to result in a Material Adverse Effect.

               (xvi) Deloitte & Touche LLP, independent auditors, who have certified certain of the financial statements filed with the Commission and incorporated by reference in the Registration Statement and Prospectus, are independent public accountants within the meaning of the Act, the Rules and Regulation S-X of the Commission and Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

               (xvii) There are no agreements, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or required by Form S-3 to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement which are not described, filed or incorporated as required.

               (xviii) No labor dispute is pending or, to the knowledge of the Company, threatened by the Company's or any Subsidiary's employees which could result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no agreement is imminent.

               (xix) Except as contemplated by Section 2 hereof and as disclosed in the Prospectus and permitted by the Rules, the Company has not (itself or through any person) taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to, cause or result in a violation of Section 5 of the Act or Regulation M under the Act or in stabilization or manipulation of the price of the Company's common stock.

               (xx) Without limiting the generality of any of the foregoing representations and warranties and except to the extent no Material Adverse Effect would reasonably be expected to occur, (a) none of the operations of the Company or its Subsidiaries is in violation of any material environmental law, regulation or any permit; (b) neither the Company nor any of its Subsidiaries has been notified that it is under investigation or under review by any governmental agency with respect to compliance therewith or with respect to the generation, use, treatment, storage or release of hazardous material; (c) neither the Company nor any of its Subsidiaries have any material liability in connection with the past generation, use, treatment, storage, disposal or release of any hazardous material; (d) there is no hazardous material that may reasonably be expected to pose any material risk to safety, health, or the environment, on, under or about any property owned, leased or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, any property adjacent to any such property; and (e) there has heretofore been no release of any hazardous material on, under or about such property, or, to the knowledge of the Company, any such adjacent property. None of the present or, to the knowledge of the Company, past property of the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring remedial action. Neither the Company nor any of its Subsidiaries is subject to any state Environmental Property Transfer Act, or to the extent that any such statute is applicable to any property, the Company and its Subsidiaries have fully complied with their obligations under such statute(s), and neither has any outstanding obligations or liabilities under any state Environmental Property Transfer Act.

               (xxi) The Company and its Subsidiaries maintain insurance of the types and in the amounts customary for their businesses, including, but not limited to, insurance covering liability and real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

               (xxii) Neither the Company nor any Subsidiary has at any time during the last five years (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               (xxiii) Each executive officer or director of the Company who is not a Selling Stockholder has executed a lock-up agreement, a form of which is attached hereto as Exhibit "A" (the "Lock-Up Agreement").

          (b) Each Selling Stockholder, severally and not jointly, represents and warrants as follows:

               (i) Such Selling Stockholder has duly executed and delivered a power of attorney (individually, a "Power of Attorney" and with all other powers of attorney, collectively the "Powers of Attorney"), in the form heretofore delivered to the Representatives, appointing the person named therein as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to perform this Agreement on behalf of such Selling Stockholder. Certificates in negotiable form for the Shares to be sold by such Selling Stockholder hereunder have been delivered to the Company's transfer agent for the purpose of delivery pursuant to this Agreement. All authorizations, orders and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney have been duly and validly given, and such Selling Stockholder has full legal right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver to the several Underwriters the Shares to be sold by such Selling Stockholder hereunder. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder that are represented by the certificates delivered to the transfer agent are for the benefit of, coupled with and subject to the interests of the Underwriters hereunder, that the arrangements made for the appointment of the Attorney-in-Fact are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated except as provided in this Agreement or the Power of Attorney, by any act of such Selling Stockholder, by operation of law or otherwise, whether by death or incapacity or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated or if any other event shall occur before delivery of Shares to be sold by such Selling Stockholder hereunder, the certificates for such Shares delivered to the transfer agent shall be delivered by the transfer agent in accordance with this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the transfer agent or the Attorney-in-Fact shall have received notice thereof.

               (ii) Such Selling Stockholder will have at the Closing (as such date is hereinafter defined) good and valid title to the portion of the Shares to be sold by such Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for such Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

               (iii) The consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court, or of any regulatory body or administrative agency or other governmental body having jurisdiction.

               (iv) Such Selling Stockholder has not taken and will not take for a period of 180 days following the date hereof, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the common stock of the Company; PROVIDED, HOWEVER, that activities undertaken by Stephens Inc. in its capacity as a Representative of the Underwriters or as a broker-dealer shall not be considered direct or indirect actions of any Selling Stockholder.

               (v) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Prospectus or other material permitted by the Act.

               (vi) All information furnished to the Company by such Selling Stockholder or on such Selling Stockholder's behalf for use in connection with the preparation of the Registration Statement and Prospectus (including, without limiting the foregoing, all representations and warranties of such Selling Stockholder in such Selling Stockholder's Power of Attorney), is true and correct and does not omit to state any material fact necessary to be stated therein in order to make such information not misleading.

               (vii) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this
          Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus which has adversely affected or may adversely affect the business of the Company or the Subsidiaries, and the sale of the portion of the Shares to by sold by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Prospectus.

          (c) Any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     2. PURCHASE, SALE AND DELIVERY OF THE UNDERWRITTEN SHARES. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the respective number of the Underwritten Shares set forth opposite the name of the Company and each Selling Stockholder on Schedule II attached hereto. The obligation of each Underwriter to the Company and to each Selling Stockholder shall be to purchase from the Company or such Selling Stockholder that number of Company Shares or Selling Stockholders Shares, as the case may be, which (as nearly as practicable, as determined by you) is in the same proportion to the number of Company Shares or Selling Stockholders Shares, as the case may be, set forth opposite the name of the Company or such Selling Stockholder in Schedule I hereto as the number of Underwritten Shares which is set forth opposite the name of such Underwriter in Schedule II hereto (subject to adjustment as provided as provided in Section 11 hereof) is to the total number of Underwritten Shares to be purchased by all of the Underwriters under this Agreement.

     Payment for the Underwritten Shares shall be made by wire transfer of immediately available U.S. Funds to designated accounts, to the order of the Sellers, against delivery of certificates for the Shares to the Representatives for the accounts of the several Underwriters. Delivery of certificates shall be to the Representatives c/o Stephens Inc. ("Stephens"), 111 Center Street, Little Rock, Arkansas 72201, or at such other address as Stephens may designate in writing. Payment will be made at the offices of Stephens, or at such other place as shall be agreed upon by Stephens and the Sellers, at approximately 9:00 a.m., central time, on ____________, 1999, such time and date being herein referred to as the "Closing Date." The certificates for the Underwritten Shares will be delivered in such denominations and in such registrations as Stephens reasonably requests in writing and will be made available for inspection at such locations as Stephens may reasonably request at least one full business day prior to the Closing Date.

     In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants the Option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The Option may be exercised in whole or in part on one occasion upon written notice (or oral notice, subsequently confirmed in writing) given not more than thirty (30) days following the date of this Agreement, by Stephens, on behalf of the Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the

Option and the names and denominations in which the Option Shares are to be registered. Closing on the purchase of the Option Shares (the "Option Closing Date"), if any, shall occur no later than three (3) business days following the date upon which notice of exercise of the Option is given to the Company, and shall take place at the offices of Stephens, or at such other place as shall be agreed upon by Stephens and the Company. Subject to
Section 11, the number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of shares of the common stock being purchased by such Underwriter bears to 6,500,000 shares, adjusted by you in such manner as to avoid fractional shares. The Option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Stephens, on behalf of the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice (or oral notice, subsequently confirmed in writing) of such cancellation to the Company. To the extent, if any, that the Option is exercised, payment for the Option Shares shall be made by wire transfer of immediately available U.S. Funds to a designated account of the Company, to the order of the Company. Certificates for the Option Shares shall be delivered in the same manner and upon the same terms as the Underwritten Shares.

     3. QUALIFIED INDEPENDENT UNDERWRITER. The Company hereby confirms its engagement of BancBoston Robertson Stephens Inc. ("BRS"), and BRS hereby confirms its agreement with the Company, to render services as a "qualified independent underwriter" within the meaning of Section b(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. BRS, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU."

     4. OFFERING BY THE UNDERWRITERS. It is understood that the Public Offering of the Underwritten Shares is to be made as soon as the Representatives deem it advisable to do so after the Registration Statement has become effective. The Underwritten Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares, in accordance with an Agreement Among Underwriters which has been entered into by you and the several other Underwriters.

     5. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company covenants and agrees, and the Selling Stockholders covenant and agree, each for himself and with respect only to paragraphs (j) and (l), with each of the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and will not, either before or after effectiveness, file any amendment thereto or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the Prospectus on file at the time the Registration Statement becomes effective) or file any documents under the Exchange Act before the earlier to occur of (A) the 35th day following the Effective Date or (B) the closing date of the Underwriters' purchase of the Option Shares if such document would be deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act or Rules or the Exchange Act or the rules and regulations thereunder.

          (b) The Company will advise the Representatives promptly of any request of the Commission or other securities regulatory agency ("Other Securities Regulator") for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, or comparable action taken or initiated by any Other Securities Regulator, and the Company will use its reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will use its reasonable efforts with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (including foreign jurisdictions) as the Representatives may reasonably designate, and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; PROVIDED, HOWEVER, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or the Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, on the Effective Date and thereafter from time to time during the period necessary to effect the distribution of the Shares as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to each of the Representatives at or before the Closing Date, one (1) manually signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

          (e) During the time necessary to effect the distribution of the Shares, the Company shall comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If, during the period necessary to effect the distribution of the Shares, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company promptly will notify the Representatives and, subject to the Representatives' prior review, prepare and file with the Commission and any appropriate Other Securities Regulator an appropriate amendment or supplement to the Prospectus or file such document (at the expense of the Company) so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (f) The Company will make generally available to its security holders in the manner contemplated by Rule 158(b) under the Act, as soon as it is practicable to do so, but in any event not later than the 90th day after the end of the fiscal quarter first occurring one year after the Effective Date, an earnings statement in reasonable detail, covering a period of at least twelve consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and will advise you in writing when such statement has been so made available.

          (g) For a period of three years from the date of this Agreement, the Company will furnish to the Representatives (a) concurrently with furnishing of such reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders; (b) concurrently with furnishing to its stockholders, a balance sheet of the Company as at the end of such fiscal year, together with statements of earnings, stockholders' equity and cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants; (c) as soon as they are available, copies of all reports (financial or other) mailed to stockholders; (d) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission; (e) every press release which was released or prepared by the Company; and (f) any additional information of a public nature concerning the Company or its business which you may reasonably request. During such period, if the Company shall have active subsidiaries the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary (as defined by the Act) which is not so consolidated.

          (h) Promptly after the Company is advised thereof, it will advise the Representatives, and confirm in writing, that the Registration Statement and any amendments shall have become effective.

          (i) The Company will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (j) Other than as permitted by the Act and the Rules, the Company and the Selling Stockholders will not distribute any prospectus or offering materials in connection with the offering and sale of the Shares and prior to the Closing Date or, if applicable, the Option Closing Date will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without the prior written consent of the Representatives.

          (k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for its common stock and will use its best efforts to maintain the listing of the Shares on the Nasdaq National Market.

          (l) Except pursuant to the exercise of stock options existing prior to the execution of this Agreement or as contemplated hereby or by the Prospectus, the Company and the Selling Stockholders will not, for a period of ninety (90) days after the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's common stock or securities convertible into shares of the Company's common stock without the prior written consent of BRS, which consent will not be unreasonably withheld.

     The foregoing covenants and agreements shall apply to any successor of the Company, including without limitation, any entity into which the Company might consolidate or merge.

     6. COSTS AND EXPENSES. Whether or not the Registration Statement becomes effective, the Company and the Selling Stockholders will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to Underwriters copies of the Registration Statement, any Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaire and Power of Attorney, and the Blue Sky Survey and any supplements thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares on behalf of, and any disbursements made by, the Representatives or BRS in its capacity as a "qualified independent underwriter;" any applicable listing fees; the cost of printing certificates representing the Shares; and the cost and charges of any transfer agent or registrar. Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company or the Selling Stockholders, as appropriate. Neither the Company nor the Selling Stockholders shall, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if the Public Offering shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 7 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for all costs and expenses, including attorney fees and out-of-pocket expenses, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such costs for which they each shall be responsible.

     7. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein, are subject to the accuracy, as of the Closing Date and as of the Option Closing Date, of the representations and warranties and agreements of the Company and the Selling Stockholders contained herein and to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 10:00 a.m., central time, on the day immediately following the date of this Agreement, unless a later time and date is agreed to by the Representatives, and no stop order or other order suspending the effectiveness thereof or the qualification of the Shares under the State securities or Blue Sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated or threatened by the Commission or any Other Securities Regulator. If the Company has elected to rely upon Rule 430A of the Rules, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Act within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the Act. All requests for additional information on the part of the Commission or any other government or regulatory authority with jurisdiction (to be included in the Registration

     Statement or Prospectus or otherwise) shall be complied with to the satisfaction of the Commission or such authorities.

          (b) The Representatives shall have received on the Closing Date and on the Option Closing Date the opinion of O'Melveny & Myers LLP, counsel for the Company and the Selling Stockholders who are executive officers of the Company (the "Officer Selling Stockholders"), with respect to the Company and such Selling Stockholders as to the matters set forth below in subparagraphs (i) through (x), and opinions of Massachusetts, Puerto Rico, Mexico and Switzerland counsel to the Company with respect to the Subsidiaries, as to matters set forth below in subparagraphs (i) and (vi), each dated the Closing Date and, if applicable, the Option Closing Date, addressed to the Underwriters in form and substance satisfactory to Wright, Lindsey & Jennings LLP, counsel to the Underwriters, to the effect that:

               (i) The Company and the Subsidiaries have been duly organized and are validly existing in good standing under the laws of the state(s) or similar foreign jurisdictions (with respect to the Subsidiaries) of their organization with corporate power to own their properties and conduct their business as described in the Registration Statement and Prospectus; and to such counsel's knowledge, except as set forth in the Prospectus and the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of the Company are outstanding.

               (ii) The Company has authorized capital stock as set forth under the caption "Description of Capital Stock" in the Registration Statement and Prospectus, except for issuances subsequent to the date of the Prospectus, if any, pursuant to reservations, commitments, employee benefit plans, or other existing agreements; all of the Shares conform to the description thereof contained in the Prospectus; the Company Shares and the Option Shares, if any, have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with this Agreement and the countersigning of the certificates representing the Shares by a duly authorized signatory, the Shares will be validly issued, fully paid and non-assessable; holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's Certificate of Incorporation or bylaws, or, to such counsel's knowledge, any agreement or other instrument filed as an exhibit to the Registration Statement.

               (iii) The Registration Statement has been declared effective under the Act and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

               (iv) The Registration Statement and each amendment or supplement thereto on the dates they were filed appeared on their face to comply as to form in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the Rules, except that such counsel need express no opinion as to the information supplied by the Underwriters or the financial statements, schedules and other financial or statistical information included or incorporated by reference therein. The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the rules and regulations thereunder in effect at the respective dates of their filing, except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein.

               (v) Except as set forth in the Registration Statement and the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to a registration statement filed by the Company under the Act.

               (vi) To such counsel's knowledge, the Company's execution and delivery of, and performance of its obligations under, this Agreement do not (A) violate the Company's and its Subsidiaries' respective charter or bylaws, or (B) breach or otherwise violate any existing obligation of or restriction on the Company or its Subsidiaries under any order, judgment or decree of any federal or Delaware court or government authority binding on the Company or its Subsidiaries that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or its Subsidiaries or to transactions of the type contemplated by this Agreement, except that such counsel need not express an opinion regarding any federal securities laws or Blue Sky or state securities laws. The execution and delivery by the Company of, and performance of its obligations under, this Agreement, do not violate any Delaware or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or its Subsidiaries or to transactions of the type contemplated by this Agreement, except that such counsel need not express an opinion regarding any federal securities laws or Blue Sky or state securities laws.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company.

               (viii) No approval, consent, order or permit of Delaware or any U.S. Federal governmental authority is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Shares by the Company herein contemplated (other than required by NASD regulation or state securities and Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

               (ix) This Agreement has been duly executed and delivered on behalf of each of the Officer Selling Stockholders.

               (x) Upon the delivery of and payment for the Officer Selling Stockholders Shares as contemplated in this Agreement, each of the Underwriters will receive such Shares purchased by it from such Selling Stockholder, free and clear of any adverse claim. In rendering such opinion, such counsel may assume that the Underwriters are acquiring such Shares in good faith, without notice of any adverse claim.

          In addition to the matters set forth above, such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and, based on such participation, no facts have come to the attention of such counsel which appeared on their face to cause such counsel to believe that any part of the Registration Statement or any amendment thereto (other than the financial statements and other financial and statistical data contained therein, as to which such counsel may express no belief), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial data contained therein, as to which such counsel may express no belief), contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus. Such counsel may state that its opinion is limited to the applicable law of the United States of America, the Delaware General Corporation Law and the general corporate law of jurisdictions under which the Subsidiaries are organized, and that such counsel renders no opinion with respect to the law of any other jurisdiction. Such opinion may state further that whenever such opinion is based on factual matters to such counsel's knowledge or known to such counsel, such counsel has relied exclusively on certificates of officers (after discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of factual matters on which such opinion is predicated but has no reason to believe that any such certificate is untrue or inaccurate in any material respect.

          Such opinion shall contain only those qualifications as Wright, Lindsey & Jennings LLP, counsel to the Underwriters, may reasonably request or allow.

          (c) The Representatives shall have received from Wright, Lindsey & Jennings LLP, counsel to the Underwriters, an opinion dated the Closing Date, substantially to the effects specified in subparagraph (iii) and (iv) of paragraph (b) of this Section 7, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In rendering such opinion, Wright, Lindsey & Jennings LLP may rely as to all matters governed other than by Federal law on the opinions of counsel referred to in paragraph (b) of this Section 7. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement or any amendment thereto at the time the Registration Statement or amendment became effective or the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as of their respective dates contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein).

          (d) The Representatives shall have received at or prior to the Closing Date from Wright, Lindsey & Jennings LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification or exemption therefrom for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated.

          (e) The Representatives shall have received on the Closing Date and on the Option Closing Date, as the case may be, signed letters from Deloitte & Touche LLP, addressed to the Underwriters dated as of the Effective Date and again dated as of the Closing Date and as of the Option Closing Date, as the case may be, with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus. All such letters shall be in form and substance satisfactory to the Representatives and Wright, Lindsey & Jennings LLP, counsel to the Underwriters.

          (f) The Representatives shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate or certificates of the Company, executed by the President & Chief Executive Officer and Senior Vice President and Chief Financial Officer of the Company to the effect that, on and as of the Closing Date and on and as of the Option Closing Date, as the case may be, each of them severally represents as follows:

               (i) (A) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and on and as of the Option Closing Date, as the case may be, and (B) the Company has complied with all of its agreements and covenants and has satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date and at or prior to the Option Closing Date, as the case may be.

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, such Registration Statement and Prospectus did not omit to state a material fact necessary in order to make the statements therein not misleading.

          (g) The Company shall have furnished to the Representatives evidence of the due qualification of the Company and the Subsidiaries to transact business in all jurisdictions in which the conduct of their business or ownership or lease of their properties requires such qualifications, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          (h) Since the respective dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change.

          (i) The Company Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and Wright, Lindsey & Jennings LLP, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by confirmed telefax at or prior to the Closing Date. In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6, and 9 hereof).

       8. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to sell and deliver the Shares are subject to the conditions that (a) at or before 10:00 a.m., central time, on the day immediately following the date of this Agreement, or such later time and date as the Company and the Representatives may from time to time consent to in writing or by confirmed telefax, the Registration Statement shall have become effective, and (b) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened. If either of the conditions hereinabove provided for in this
Section 8 shall not have been fulfilled
when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Company by notifying the Representatives of such termination in writing or by confirmed telefax at or prior to the Closing Date.

       9. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, the Rules and the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any breach of any representation, warranty, agreement, or covenant of the Company, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each Underwriter and each such controlling person for legal and other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 14 below; and PROVIDED FURTHER, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the indemnity agreement contained in this
     Section 9(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter, results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus as then amended or supplemented (excluding any documents incorporated by reference therein) if the Company had previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, within the meaning of the Act, the Rules and the Exchange Act, from and against any losses, claims, damages, or liabilities, joint or several (or actions or proceedings in respect thereof) and all expenses (including costs of investigation and legal expenses) to which such Underwriters or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, liabilities or expenses arise out of or are based upon any breach of any representation, warranty, agreement, or covenant of such Selling Stockholder contained in this Agreement or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein;
     PROVIDED, HOWEVER, that such Selling Stockholder will not be liable in any such case to the extent that such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from any action, claim or suit by any person who purchased
     Shares which are the subject thereof from such Underwriter in the offering and (B) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares, in the case where such delivery is required by the Act. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

          Each Selling Stockholder shall be liable to all persons under the indemnity agreements contained in this paragraph (b) and for breaches of its representations contained in Section 1 hereof only for an amount not exceeding the net proceeds received by such Selling Stockholder from the sale of Shares hereunder.

          (c) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Selling Stockholders and the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Act, the Rules and the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Selling Stockholders or the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that each Underwriter will be liable in such case only to the extent that such untrue statement, or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or through the Representatives expressly for use in the preparation thereof, which information is described in Section 14. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9, except to the extent that the indemnifying party is substantially prejudiced by the omission of such notification. In case any such action or proceeding is brought against any party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party uness (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include such indemnified party and the indemnifying party, as the case may be, and such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that (A) the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified parties, and that (B) all such fees and expenses shall be reimbursed as they are incurred. Subject to the foregoing provisions of this Section 9(d), the indemnifying party shall not be liable for the costs and expenses of any settlement of any action without the consent of the indemnifying party.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held to be unavailable to an indemnified party under subsection (a), (b) or (c) above in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Sellers bears to the underwriting discounts and commissions received by the Underwriters. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

          The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
     Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g) Without limitation and in addition to its obligations under the other subsections of this Section 9, the Company agrees to indemnify and hold harmless BRS, and each person, if any, who controls BRS within the meaning of the Act, the Rules or the Exchange Act, from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon BRS acting as a "qualified independent underwriter" (within the meaning of Rule 2720 of the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal and other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of BRS.

     10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Selling Stockholders, the Company, and the officers of the Company herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of the Company or any of its officers, directors or controlling persons, and shall survive delivery of the Underwritten Shares and, if appropriate, the Option Shares to the Representatives or termination of this Agreement.

     11. DEFAULT BY UNDERWRITERS. If any Underwriter shall fail to purchase and pay for the Shares which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any default on the part of the Company or any of the Selling Stockholders), you, as the Representatives of the Underwriters, shall use your best efforts to procure within twenty-four hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such twenty-four hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of

Shares with respect to which such default shall occur does not exceed 10% of the Shares which the Underwriters are obligated to purchase hereby, the other Underwriters shall be obligated, severally, in proportion to the respective number of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares covered hereby, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next twenty-four hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or the Company or the Selling Stockholders except to the extent provided in Section 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the time of closing may be postponed for such period, not to exceed seven days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. The term "Underwriters" includes any person substituted for a defaulting Underwriter. Any action taken under Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided in, will be mailed, delivered or telefaxed and confirmed as follows: if to the Underwriters, c/o the Representatives as follows: to Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201,
Attention: Sandra Farmer, with a copy to C. Douglas Buford, Jr., Wright, Lindsey & Jennings LLP, 200 West Capitol Avenue, Suite 2200, Little Rock, Arkansas 72201; if to the Company or the Selling Stockholders, to Power-One, Inc., 740 Calle Plano, Camarillo, California 93012, Attention: Steven J. Goldman, with a copy to Kendall R. Bishop, O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067-6035.

     13. TERMINATION. This Agreement may be terminated by notice to the Sellers as follows:

          (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change which would, in your reasonable judgment, materially make it impracticable to market the Shares in the manner contemplated by the Prospectus, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading or general trading halts in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days or trading) for securities on either such Exchange, the Nasdaq National Market or the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, or (v) declaration of a banking moratorium by either federal or state authorities; or

          (b)  as provided in Sections 7 and 11 of this Agreement.

     14. INFORMATION FURNISHED BY UNDERWRITERS. The information set forth in the Prospectus: (a) in the penultimate paragraph on the cover page, (b) in the table under the caption "Underwriting" on page _____, listing the Underwriters and the number of shares each has agreed to purchase, and in the first and third paragraphs immediately following such table, relating to the concession to dealers and the reallowance to certain other dealers and the delivery of the Shares, (c) in the subsection captioned "Stabilization" under the caption "Underwriting", (d) the last sentence of the subsection captioned "Qualified Independent Underwriter" under the caption "Underwriting", and (e) in the second paragraph of the subsection captioned "Other Matters" under the caption "Underwriting" constitute the written information furnished by or on behalf of any Underwriters referred to in paragraph (a) (v) of Section 1 hereof and in paragraphs (a) and (b) of Section 9 hereof.

     15. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, executors, administrators, heirs, and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     16. MISCELLANEOUS. The Representatives will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representatives jointly or by Stephens Inc. will be binding upon all of the Underwriters.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas, without giving effect to the choice of law or conflict of law principles thereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.


                                   Very truly yours,

                                   POWER-ONE, INC.


                                   By:
                                      -----------------------------------
                                      Steven J. Goldman
                                      President and Chief Executive Officer

                                   SELLING STOCKHOLDERS


                                   By:
                                      -----------------------------------
                                        Attorney in Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

STEPHENS INC., BANCBOSTON ROBERTSON STEPHENS INC.
     AND THOMAS WEISEL PARTNERS LLC


By:
   -----------------------------------
     Stephens Inc., Senior Manager
Name:
     ---------------------------------
Title:
      --------------------------------

As Representatives of the several Underwriters named in Schedule II hereto

                                     SCHEDULE I



Seller                                                     No. of Underwritten Shares
------                                                     --------------------------
Power-One, Inc.                                                    4,000,000
Voting Trust dated as of June 8, 1998                              1,540,600
Steven J. Goldman                                                    459,200
Eddie K. Schnopp                                                      63,500
Dennis R. Roark                                                      132,200
David J. Hage                                                        133,900
Brad W. Godfrey                                                       72,500
Donna Koep                                                            38,700
Grandchild's Trust One UID 12/16/85                                    9,800
Grandchild's Trust Two UID 12/16/85                                    9,800
Grandchild's Trust Three UID 12/89                                     9,800
Susan Stephens Campbell 1995 Trust UID 12/16/85                        7,500
Craig D. Campbell, Jr. 1995 Trust UID 12/4/95                          7,500
Elizabeth Chisum Campbell Trust UID 12/4/95                            7,500
W.R. Stephens Jr. Children's Trust UID 3/1/95                          7,500
                                                                   ---------

Total                                                              6,500,000
                                                                   ---------
                                                                   ---------

                                    SCHEDULE II


Name                                                       No. of Underwritten Shares
----                                                       --------------------------
Stephens Inc.
BancBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC

                                                                  ----------


Total
                                                                  ----------
                                                                  ----------

                                   EXHIBIT A


                               _______________, 1999




Stephens Inc., BancBoston Robertson Stephens Inc. and
Thomas Weisel Partners LLC, as Representatives of the Several Underwriters c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201

Re:  Agreement Not to Sell Power-One, Inc. Stock
------------------------------------------------

Ladies and Gentlemen:

     This letter is provided, at the request of Power-One, Inc. (the "Company"), for the benefit of the Company and the Underwriters in connection with the proposed public offering of 6,500,000 shares of Power-One, Inc. Common Stock (plus an additional 975,000 shares if the Underwriters choose to exercise their over-allotment option) pursuant to a Registration Statement on Form S-3 (File No. __________). As an inducement to the Underwriters to (a) enter into an Underwriting Agreement with the Company and (b) consummate the transactions contemplated in such Underwriting Agreement, the undersigned hereby represents and agrees as follows:

     1. Upon the closing of the Company's public offering, the undersigned will beneficially own the number of shares of the Company's Common Stock set forth below opposite the signature of the undersigned (the "Shares"), and no others.

     2. The undersigned agrees that, for a period of 90 days from the effective date of the Registration Statement, except for bona fide gifts to persons who agree with you in writing to be bound by this letter, the undersigned will not offer, sell or otherwise dispose of any of the Shares, directly or indirectly, without written consent of BancBoston Robertson Stephens Inc., on behalf of the Representatives of the Underwriters, which consent will not be unreasonably withheld; except that (a) such Shares may be pledged as collateral against loans of the undersigned without such written consent, and
(b) if loans secured by Shares are called, the undersigned and any applicable pledgee will have the right to sell the shares pledged on such loans to the extent necessary to satisfy such loans.


Shares of Common Stock:                               Very truly yours,


-----------------------                               --------------------------